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As filed with the Securities and Exchange Commission on March 24, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SEARS HOLDINGS CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	5311	20-1920798
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Kmart Holding Corporation
3100 West Big Beaver Road
Troy, Michigan 48084
(248) 463-1000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Aylwin B. Lewis
President
c/o Kmart Holding Corporation
Sears Holdings Corporation
3100 West Big Beaver Road
Troy, Michigan 48084
(248) 463-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James E. Defebaugh, Esq. Kmart Holding Corporation 3100 West Big Beaver Road Troy, Michigan 48084 (248) 463-1000	John G. Finley, Esq. Mario A. Ponce, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000	Andrea L. Zopp, Esq. Sears, Roebuck and Co. 3333 Beverly Road Hoffman Estates, Illinois 60179 (847) 286-2500	Andrew R. Brownstein, Esq. Joshua R. Cammaker, Esq. Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 (212) 403-1000

        Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed mergers described herein have been satisfied or waived.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-120954.

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)(4)

Common Stock, par value $0.01 per share	10,000,000	Not Applicable	$1,259,476,969	$148,240

(1)
The number of additional shares of common stock, par value $0.01 per share, of the registrant ("Holdings Common Stock") being registered is based upon the sum of (i) the product obtained by multiplying (x) 2,091,874 shares of common stock, par value of $0.01 per share, of Kmart Holding Corporation ("Kmart Common Stock") estimated to be outstanding or issuable immediately prior to the Kmart merger by (y) the exchange ratio of 1.0, plus (ii) the product obtained by multiplying (a) 28,756,820 shares of common stock, par value $0.75 per share, of Sears, Roebuck and Co. ("Sears Common Stock") estimated to be outstanding immediately prior to the Sears Merger, by (b) 55% (being the number of shares of Sears Common Stock convertible into shares of Holdings Common Stock), by (c) the Exchange Ratio of 0.5. The Registrant previously registered 155,802,743 shares of Holdings Common Stock on its Registration Statement on Form S-4 (File No. 333-120954).

(2)
Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is the sum of (i) the product obtained by multiplying (x) $125.75 (the average of the high and low prices of Kmart Common Stock on March 17, 2005), by (y) 2,091,874 shares of Kmart Common Stock (estimated number of additional shares of Kmart Common Stock to be cancelled in the Kmart merger), plus (ii) the product obtained by multiplying (a) $57.15, (the average of the high and low prices of Sears Common Stock on March 17, 2005), by (b) 28,756,820 shares of Sears Common Stock (estimated number of additional shares of Sears Common Stock to be cancelled in the Sears merger), minus (iii) $647,028,450 (the estimated amount of additional cash to be paid by the registrant to Sears' stockholders in the Sears merger).

Additional shares of Holdings Common Stock are being registered hereby in order to include a good faith estimate of shares of Sears Common Stock or Kmart Common Stock or both that may be issued after the filing of this Registration Statement and prior to completion of the mergers.

(3)
Calculated by multiplying the estimated aggregate offering price of securities to be registered by .0001177.

(4)
A registration fee of $2,040,254 was previously paid in connection with the filing of the registrant's Form S-4 for the registration of 155,802,743 shares of Holdings Common Stock. An additional registration fee of $148,240 is being paid for the registration for an additional 10,000,000 shares of Holdings Common Stock.

EXPLANATORY NOTE

        Pursuant to its Registration Statement on Form S-4 (File No. 333-120954), declared effective as of February 18, 2005, Sears Holdings Corporation ("Holdings" or the "Registrant") registered 155,802,743 shares of common stock, par value $0.01 per share ("Holdings Common Stock") and paid a fee of $2,040,254. Holdings is filing this Registration Statement on Form S-4 pursuant to General Instruction K to Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, solely to register 10,000,000 additional shares of Holdings Common Stock for issuance in connection with the consummation of the mergers as contemplated by the Agreement and Plan of Merger, dated as of November 16, 2004, by and among Holdings, Kmart Holding Corporation, Sears, Roebuck and Co., Kmart Acquisition Corp. and Sears Acquisition Corp. In connection with the registration of additional shares, Holdings is paying an additional registration fee of $148,240.

STATEMENT OF INCORPORATION BY REFERENCE

        The contents of the prior Registration Statement on Form S-4 (File No. 333-120954) are hereby incorporated by reference into this Registration Statement.

2

SIGNATURES

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF TROY, STATE OF MICHIGAN, ON MARCH 24, 2005.

SEARS HOLDINGS CORPORATION
By:	/s/ JAMES E. DEFEBAUGH Name: James E. Defebaugh Title: Vice President and Assistant Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Alan J. Lacy, Aylwin B. Lewis, William C. Crowley, Andrea L. Zopp and James E. Defebaugh and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof. This power of attorney may be executed in counterparts.

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

SIGNATURE	TITLE	DATE

/s/ EDWARD S. LAMPERT (Edward S. Lampert)	Director, Chairman	March 24, 2005
/s/ AYLWIN B. LEWIS (Aylwin B. Lewis)	Director, President, Secretary, Treasurer (Principal Executive, Financial and Accounting Officer)	March 24, 2005
/s/ ALAN J. LACY (Alan J. Lacy)	Director	March 24, 2005
/s/ DONALD J. CARTY (Donald J. Carty)	Director	March 24, 2005

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/s/ WILLIAM C. CROWLEY (William C. Crowley)	Director	March 24, 2005
/s/ JULIAN C. DAY (Julian C. Day)	Director	March 24, 2005
/s/ MICHAEL A. MILES (Michael A. Miles)	Director	March 24, 2005
/s/ STEVEN T. MNUCHIN (Steven T. Mnuchin)	Director	March 24, 2005
/s/ ANN N. REESE (Ann N. Reese)	Director	March 24, 2005
/s/ THOMAS J. TISCH (Thomas J. Tisch)	Director	March 24, 2005

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EXHIBITS

Exhibit Number	Document Description
5.1	Opinion of Simpson Thacher & Bartlett LLP
8.1
Form of Opinion of Simpson Thacher & Bartlett LLP regarding certain U.S. income tax aspects of the mergers (incorporated herein by reference to Exhibit 8.1 of Sears Holdings Corporation's Amendment No. 3 to its Registration Statement on Form S-4 filed February 15, 2005 (File No. 333-120954))
8.2
Form of Opinion of Wachtell, Lipton, Rosen & Katz regarding certain U.S. income tax aspects of the mergers (incorporated herein by reference to Exhibit 8.2 of Sears Holdings Corporation's Amendment No. 3 to its Registration Statement on Form S-4 filed February 15, 2005 (File No. 333-120954))
23.1	Consent of BDO Seidman, LLP, independent accountants for Kmart Holding Corporation
23.2	Consent of PricewaterhouseCoopers LLP, independent accountants for Kmart Holding Corporation
23.3	Consent of Deloitte & Touche LLP, independent accountants for Sears, Roebuck and Co.
23.4	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 and incorporated herein by reference)
23.5	Consent of Simpson Thacher & Bartlett LLP
23.6	Consent of Wachtell, Lipton, Rosen & Katz
24.1	Powers of Attorney (included on the signature page of this Registration Statement)
99.1	Opinion of Lehman Brothers (incorporated herein by reference to Exhibit 99.2 of Sears Holdings Corporation's Registration Statement on Form S-4 (File No. 333-120954))
99.2	Opinion of Morgan Stanley (incorporated herein by reference to Exhibit 99.3 of Sears Holdings Corporation's Registration Statement on Form S-4 (File No. 333-120954))
99.3	Consent of Lehman Brothers
99.4
Consent of Morgan Stanley (included in the opinion of Morgan Stanley filed as Exhibit 99.3 to Sears Holdings Corporation's Registration Statement on Form S-4 (File No. 333-120954) and incorporated herein by reference)

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EXPLANATORY NOTE
STATEMENT OF INCORPORATION BY REFERENCE
SIGNATURES
POWER OF ATTORNEY
EXHIBITS